Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Kodiak Gas Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share(1)	457(o)	—	—	$100,000,000.00	.00011020	$11,020.00

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$100,000,000.00		$11,020.00

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due							$11,020.00

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes shares of our Common Stock that the underwriters have the option to purchase to cover over-allotments.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price of the shares of Common Stock to be sold by the Registrant.